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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 25, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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

Item 5.  Other Events
------   ------------

     Occidental Petroleum Corporation announced net income of $383 million ($1.04 per share) for the fourth quarter of 1999, compared with a net loss of $38 million ($.12 per share) for the fourth quarter of 1998. The 1999 results included the effects of a number of special items discussed below in their respective business segments.

     Earnings before special items were $192 million for the fourth quarter of 1999 compared with a loss before special items of $35 million for the fourth quarter of 1998. Sales were $2.5 billion for the fourth quarter of 1999, compared with $1.7 billion for the same period in 1998.


                                   Oil and Gas
                                   -----------
     Oil and gas divisional earnings before special items were $329 million for the fourth quarter of 1999, compared with $36 million for the fourth quarter of 1998, primarily as a result of higher energy prices and lower exploration, production and overhead costs, partially offset by lower crude oil production volumes.

     Oil and gas results after special items for the fourth quarter of 1999 were $754 million. The 1999 results include the $488 million benefit, net of tax, from the Chevron settlement; a $29 million loss, net of tax, related to the previously announced sale of our Peru producing assets; a $25 million pre-tax charge for claims and settlements and a $9 million pre-tax charge for the write down of an office building investment to market value.

                                    Chemicals
                                    ---------
     Chemical divisional earnings before special items were $66 million for the fourth quarter of 1999, compared with a loss of $14 million for the fourth quarter of 1998, primarily due to higher prices for chlorine, EDC and PVC resins which were partially offset by lower caustic soda prices and higher raw material costs.

     Chemical results after special items for the fourth quarter of 1999 were a loss of $130 million. The 1999 results include a $159 million pre-tax charge to write down various domestic and foreign impaired assets, a $28 million pre-tax charge for Occidental's share of asset writedowns in Equistar, Occidental's petrochemicals joint venture investment, and a $9 million pre-tax charge for claims and settlements.

                                      Other
                                      -----
     Substantially all of the proceeds from the Chevron settlement were used to extinguish high cost outstanding debt through calls and tenders. These previously announced debt extinguishments resulted in an after-tax extraordinary loss of $104 million ($.29 per share) in the fourth quarter of 1999.

      For the total year 1999, Occidental's net income was $448 million ($1.24 per share), compared with net income of $363 million ($.99 per share) for the total year 1998. The twelve months results before special items were net income of $253 million, compared with earnings before special items of $104 million in 1998. Sales were $7.6 billion for the total year of 1999, compared with sales of $6.6 billion for the same period of 1998.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                              Fourth Quarter             Twelve Months
                                       ---------------------     ---------------------
Periods Ended December 31                   1999        1998          1999        1998
====================================   =========   =========     =========   =========
DIVISIONAL NET SALES
   Oil and Gas                         $   1,617   $   1,112     $   4,572   $   3,621
   Chemical                                  889         580         3,038       2,975
                                       ---------   ---------     ---------   ---------
                                       $   2,506   $   1,692     $   7,610   $   6,596
====================================   =========   =========     =========   =========

DIVISIONAL EARNINGS
   Oil and Gas                         $     754   $      36     $   1,261   $     804
   Chemical                                 (130)        (14)          (52)        266
                                       ---------   ---------     ---------   ---------
                                             624          22         1,209       1,070

UNALLOCATED CORPORATE ITEMS
   Interest expense, net                    (111)       (115)         (468)       (451)
   Income taxes (a)                           (3)         63           (68)       (228)
   Trust preferred distributions             (11)         --           (41)         --
   Other                                     (12)         (8)          (64)        (66)
                                       ---------   ---------     ---------   ---------

INCOME (LOSS) FROM CONTINUING
     OPERATIONS                              487         (38)          568         325
   Discontinued operations, net               --          --            --          38
   Extraordinary loss, net (b)              (104)         --          (107)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --           (13)         --
                                       ---------   ---------     ---------   ---------
NET INCOME (LOSS)                            383         (38)          448         363

Effect of repurchase of Trust
     Preferred Securities (d)                  1          --             1          --

Preferred dividends                           --          (4)           (7)        (17)
                                       ---------   ---------     ---------   ---------

EARNINGS (LOSS) APPLICABLE TO
   COMMON STOCK                        $     384   $     (42)    $     442   $     346
                                       =========   =========     =========   =========

EARNINGS PER COMMON SHARE

BASIC
   Income (loss) from continuing
     operations                        $    1.33   $    (.12)    $    1.58   $     .88
   Discontinued operations, net               --          --            --         .11
   Extraordinary loss, net (b)              (.29)         --          (.30)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------

   BASIC EARNINGS (LOSS) PER
     COMMON SHARE                      $    1.04   $    (.12)    $    1.24   $     .99
                                       =========   =========     =========   =========
DILUTED
   Income (loss) from continuing
     operations                        $    1.33   $    (.12)    $    1.58   $     .88
   Discontinued operations, net               --          --            --         .11
   Extraordinary loss, net (b)              (.29)         --          (.30)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------
   DILUTED EARNINGS (LOSS) PER
     COMMON SHARE                      $    1.04   $    (.12)    $    1.24   $     .99
                                       =========   =========     =========   =========

AVERAGE COMMON SHARES OUTSTANDING          367.7       347.1         355.4       350.2
====================================   =========   =========     =========   =========

See footnotes on following page.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS

                                              Fourth Quarter             Twelve Months
                                       ---------------------     ---------------------
Periods Ended December 31                   1999        1998          1999        1998
====================================   =========   =========     =========   =========
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                   64          67            64          73
   Natural gas liquids
     (thousands of barrels)                    9           9             9           8
   Natural gas
     (millions of cubic feet)                655         645           662         614

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                   78         107            96          90

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                  126         163           137         151
   Natural gas
     (millions of cubic feet)                 52          41            52          89

CAPITAL EXPENDITURES (millions)        $     218   $     234     $     601   $   1,074
                                       =========   =========     =========   =========

DEPRECIATION, DEPLETION AND
   AMORTIZATION OF ASSETS (millions)   $     207   $     182     $     805   $     835
====================================   =========   =========     =========   =========

(a) Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have been impacted from allocations of a $260 million charge and a $4 million credit at Oil and Gas and Chemical, respectively, in the fourth quarter of 1999 and by credits of $4 million and $6 million at Oil and Gas and Chemical, respectively, in the fourth quarter of 1998. The Oil and Gas fourth quarter of 1999 amount included a charge related to the Chevron litigation settlement and a credit for the loss on Peru producing assets.
(b) The fourth quarter of 1999 includes the early extinguishment of $274 million principal of 7 percent debentures due 2011, $240 million principal of 10-1/8 percent senior notes due November 15, 2001 and $138 million principal of 11-1/8 percent senior notes due August 1, 2010. The impact of these extinguishments is a $104 million charge, which is net of a $60 million income tax benefit. The twelve months of 1999 also includes the 2nd quarter early extinguishment of $69 million principal of 11-1/8 percent senior debentures. The impact of this extinguishment was a $3 million charge, which is net of a $1 million income tax benefit.
(c) The twelve months of 1999 reflects the adoption of SOP 98-5 "Reporting on the Costs of Start-Up Activities", which requires expensing of start-up costs as incurred and those costs that are currently capitalized at date of adoption. The impact of SOP 98-5 is a $15 million charge which is net of an $8 million income tax benefit. Also reflects the adoption of EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities", which requires energy trading contracts to be marked to market. The impact of EITF 98-10 is a $2 million credit which is net of a $1 million income tax charge.
(d) The fourth quarter of 1999 includes a $1 million gain, net of tax, related to the repurchase of 937,436 shares of 8.16 percent Trust Preferred Securities.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    January 26, 2000    S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)